EXHIBIT 4.1
                                   -----------

Hudson City Bancorp, Inc. 2000 Stock Option Plan.



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                            HUDSON CITY BANCORP, INC.

                             2000 STOCK OPTION PLAN









                         ------------------------------












                           ADOPTED ON OCTOBER 14, 1999
                        EFFECTIVE AS OF JANUARY 13, 2000



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                                TABLE OF CONTENTS
                                                                                                               Page

                                    ARTICLE I

                                     PURPOSE
         SECTION 1.1       GENERAL PURPOSE OF THE PLAN............................................................1

                                   ARTICLE II

                                   DEFINITIONS

         SECTION 2.1       BANK...................................................................................1
         SECTION 2.2       BOARD..................................................................................1
         SECTION 2.3       CHANGE IN CONTROL......................................................................1
         SECTION 2.4       CODE...................................................................................3
         SECTION 2.5       COMMITTEE..............................................................................3
         SECTION 2.6       COMPANY................................................................................3
         SECTION 2.7       DISABILITY.............................................................................3
         SECTION 2.8       DISINTERESTED BOARD MEMBER.............................................................3
         SECTION 2.9       EFFECTIVE DATE.........................................................................3
         SECTION 2.10      ELIGIBLE DIRECTOR......................................................................3
         SECTION 2.11      ELIGIBLE EMPLOYEE......................................................................3
         SECTION 2.12      EMPLOYER...............................................................................3
         SECTION 2.13      EXCHANGE ACT...........................................................................4
         SECTION 2.14      EXERCISE PRICE.........................................................................4
         SECTION 2.15      FAIR MARKET VALUE......................................................................4
         SECTION 2.16      FAMILY MEMBER..........................................................................4
         SECTION 2.17      FDIC REGULATIONS.......................................................................4
         SECTION 2.18      INCENTIVE STOCK OPTION.................................................................4
         SECTION 2.19      NON-PROFIT ORGANIZATION................................................................4
         SECTION 2.20      NON-QUALIFIED STOCK OPTION.............................................................4
         SECTION 2.21      OPTION.................................................................................5
         SECTION 2.22      OPTION PERIOD..........................................................................5
         SECTION 2.23      PERSON.................................................................................5
         SECTION 2.24      PLAN...................................................................................5
         SECTION 2.25      RETIREMENT.............................................................................5
         SECTION 2.26      SHARE..................................................................................5
         SECTION 2.27      TERMINATION FOR CAUSE..................................................................5

                                   ARTICLE III

                                AVAILABLE SHARES

         SECTION 3.1       AVAILABLE SHARES.......................................................................5

                                   ARTICLE IV

                                 ADMINISTRATION

         SECTION 4.1       COMMITTEE..............................................................................6
         SECTION 4.2       COMMITTEE ACTION.......................................................................6

                                       (i)
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                                                                                                               Page

         SECTION 4.3       COMMITTEE RESPONSIBILITIES.............................................................7

                                    ARTICLE V

                               STOCK OPTION GRANTS

         SECTION 5.1       GRANT OF OPTIONS.......................................................................7
         SECTION 5.2       SIZE OF OPTION.........................................................................8
         SECTION 5.3       EXERCISE PRICE.........................................................................8
         SECTION 5.4       OPTION PERIOD..........................................................................8
         SECTION 5.5       REQUIRED REGULATORY PROVISIONS.........................................................9
         SECTION 5.6       ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK OPTIONS....................................10

                                   ARTICLE VI

                              OPTIONS -- IN GENERAl

         SECTION 6.1       METHOD OF EXERCISE....................................................................12
         SECTION 6.2       LIMITATIONS ON OPTIONS................................................................13

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

         SECTION 7.1       TERMINATION...........................................................................13
         SECTION 7.2       AMENDMENT.............................................................................14
         SECTION 7.3       ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.................................14

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1       STATUS AS AN EMPLOYEE BENEFIT PLAN....................................................15
         SECTION 8.2       NO RIGHT TO CONTINUED EMPLOYMENT......................................................15
         SECTION 8.3       CONSTRUCTION OF LANGUAGE..............................................................15
         SECTION 8.4       GOVERNING LAW.........................................................................15
         SECTION 8.5       HEADINGS..............................................................................16
         SECTION 8.6       NON-ALIENATION OF BENEFITS............................................................16
         SECTION 8.7       TAXES.................................................................................16
         SECTION 8.8       NOTICES...............................................................................16
         SECTION 8.9       REQUIRED REGULATORY PROVISIONS........................................................17
         SECTION 8.10      APPROVAL OF SHAREHOLDERS..............................................................17

                                   ARTICLE IX

                           ADDITIONAL PROVISIONS SUBJECT TO FURTHER SHAREHOLDER APPROVAL

         SECTION 9.1       ACCELERATED VESTING UPON RETIREMENT OR CHANGE IN CONTROL..............................17
         SECTION 9.2       DISCRETION TO ESTABLISH VESTING SCHEDULES.............................................17
         SECTION 9.3       NO EFFECT PRIOR TO SHAREHOLDER APPROVAL...............................................17


                                      (ii)

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                HUDSON CITY BANCORP, INC. 2000 STOCK OPTION PLAN
                ------------------------------------------------


                                    ARTICLE I
                                    ---------

                                     PURPOSE
                                     -------


                  SECTION 1.1       GENERAL PURPOSE OF THE PLAN.

                  The purpose of the Plan is to promote the growth and profitability of Hudson City Bancorp, Inc., to provide eligible directors, certain key officers and employees of Hudson City Bancorp, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Hudson City Bancorp, Inc.



                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------


                  The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

                  SECTION 2.1 BANK means Hudson City Savings Bank, a New Jersey stock savings bank, and any successor thereto.

                  SECTION 2.2 BOARD means the board of directors of the Company.

                  SECTION 2.3 CHANGE IN CONTROL means any of the following events:

                  (a) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (i) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                           (ii) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who,

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                                       -2-


                  immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

                  (b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

                  (c)      a complete liquidation or dissolution of the Company;

                  (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Hudson City Bancorp, Inc. do not belong to any of the following groups:

                           (i) individuals who were members of the Board of Directors of Hudson City Bancorp, Inc. on the Effective Date; or

                           (ii) individuals who first became members of the
                  Board of Directors of Hudson City Bancorp, Inc. after the Effective Date either:

                                    (A) upon election to serve as a member of
                           the Board of Directors of Hudson City Bancorp, Inc. by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (B) upon election by the shareholders of the
                           Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of Hudson City Bancorp, Inc., or of a nominating committee thereof, in office at the time of such first nomination;

                  PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of Hudson City Bancorp, Inc.; or

                  (e) approval by the stockholders of the Company of any agreement, plan or arrangement for the consummation of a transaction which, if consummated, would result in the occurrence of an event described in section 2.3(a), (b), (c) or (d); or



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                                       -3-


                  (f) any event which would be described in section 2.3(a), (b),
         (c), (d) or (e) if the term "Bank" were substituted for the terms "Company" or "Hudson City Bancorp, Inc." therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.3, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  SECTION 2.4 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

                  SECTION 2.5 COMMITTEE means the Committee described in section 4.1.

                  SECTION 2.6 COMPANY means Hudson City Bancorp, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

                  SECTION 2.7 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

                  SECTION 2.8 DISINTERESTED BOARD MEMBER means a member of the Board who (a) is not a current employee of the Company or a subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director except in an amount for which disclosure would not be required pursuant to Item 404(a) of the proxy solicitation rules of the Securities and Exchange Commission and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

                  SECTION 2.9 EFFECTIVE DATE means January 13, 2000.

                  SECTION 2.10 ELIGIBLE DIRECTOR means a member of the board of directors of an Employer who is not also an employee or an officer of any Employer.

                  SECTION 2.11 ELIGIBLE EMPLOYEE means any employee whom the Committee may determine to be a key officer or employee of an Employer and select to receive a grant of an Option pursuant to the Plan.

                  SECTION 2.12 EMPLOYER means the Company, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation,


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                                       -4-


financial institution or other business organization or institution. With respect to any Eligible Employer or Eligible Director, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

                  SECTION 2.13 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

                  SECTION 2.14 EXERCISE PRICE means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 5.3.

                  SECTION 2.15 FAIR MARKET VALUE means, with respect to a Share on a specified date:

                  (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

                  (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

                  (c) if sections 2.15(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

                  SECTION 2.16 FAMILY MEMBER means the spouse, parent, child or sibling of an Eligible Director or Eligible Employee.

                  SECTION 2.17 FDIC REGULATIONS means the rules and regulations of the Federal Deposit Insurance Corporation.

                  SECTION 2.18 INCENTIVE STOCK OPTION means a right to purchase Shares that is granted to Eligible Employees pursuant to section 5.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

                  SECTION 2.19 NON-PROFIT ORGANIZATION means any organization which is exempt from federal income tax under section 501(c)(3), (4), (5), (6),
(7), (8) or (10) of the Internal Revenue Code.

                  SECTION 2.20 NON-QUALIFIED STOCK OPTION means a right to purchase Shares that is either (a) granted to an Eligible Director or (b) granted to an Eligible Employee and either (i) is not designated by the Committee to be an Incentive Stock Option, or (ii) does not satisfy the requirements of section 422 of the Code.



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                                       -5-


                  SECTION 2.21 OPTION means either an Incentive Stock Option or a Non-Qualified Stock Option.

                  SECTION 2.22 OPTION PERIOD means the period during which an Option may be exercised, determined in accordance with section 5.4.

                  SECTION 2.23 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

                  SECTION 2.24 PLAN means the Hudson City Bancorp, Inc. 2000 Stock Option Plan, as amended from time to time.

                  SECTION 2.25 RETIREMENT means with respect to any individual, termination of all service for all Employers as a director, officer and employee, at or after the normal or early retirement date set forth in any tax-qualified retirement plan of the Bank, whether or not the individual in question actually participates in any such tax-qualified plan of the Bank.

                  SECTION 2.26 SHARE means a share of Common Stock, par value $.01 per share, of Hudson City Bancorp, Inc.

                  SECTION 2.27 TERMINATION FOR CAUSE means termination of service or removal from office with the Employer upon the occurrence of any of the following: (a) the individual intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of a felony; (b) the individual is convicted of, or pleads guilty or NOLO CONTENDERE to, a felony or any crime involving moral turpitude; (c) the individual breaches his fiduciary duties to the Employer for personal profit; or
(d) the individual willfully breaches or violates any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer.



                                   ARTICLE III

                                AVAILABLE SHARES


                  SECTION 3.1       AVAILABLE SHARES.

                  (a) The maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

                  (i)      5,435,000 Shares; over

                  (ii)     the sum of:


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                                       -6-


                           (A) the number of Shares with respect to which
                  previously granted Options may then or may in the future be exercised; plus

                           (B) the number of Shares with respect to which
                  previously granted Options have been exercised;

subject to adjustment pursuant to section 7.3.

                  (b) Options to purchase an aggregate maximum of 1,630,500 Shares (subject to adjustment pursuant to section 7.3) may be granted to Eligible Directors, and Options to purchase a maximum of 271,750 Shares (subject to adjustment pursuant to section 7.3) may be granted to any one Eligible Director.

                  (c) Options to purchase an aggregate maximum of 5,435,000 Shares (subject to adjustment pursuant to section 7.3) may be granted to Eligible Employees, and Options to purchase a maximum of 1,358,750 Shares (subject to adjustment pursuant to section 7.3) may be granted to any one Eligible Employee.

                  (d) For purposes of this section 3.1, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of related Shares; PROVIDED, HOWEVER, that for purposes of meeting the requirements of section 162(m) of the Code, no Eligible Employee who is a covered employee (within the meaning of section 162(m) of the Code) shall receive grants of Options for an aggregate number of Shares that is in excess of the amount specified for him under this section 3.1, computed as if any Option which is canceled or forfeited reduced the maximum number of Shares.



                                   ARTICLE IV
                                   ----------

                                 ADMINISTRATION
                                 --------------


                  SECTION 4.1       COMMITTEE.

                  The Plan shall be administered by the members of the Compensation Committee of Hudson City Bancorp, Inc. who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.


                  SECTION 4.2       COMMITTEE ACTION.

                  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.


                  SECTION 4.3       COMMITTEE RESPONSIBILITIES.

                  Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

                  (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options, if any, to be granted, and the terms and conditions thereof;

                  (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

                  (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.



                                    ARTICLE V

                               STOCK OPTION GRANTS


                  SECTION 5.1       GRANT OF OPTIONS.

                  (a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Employee or an Eligible Director an Option to purchase Shares. An Option for Eligible Employees must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. An Option for an Eligible Director shall be a Non-Qualified Stock Option.

                  (b) Any Option granted under this section 5.1 shall be evidenced by a written agreement which shall:

                  (i) specify the number of Shares covered by the Option determined in accordance with section 5.2;


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                                       -7-


                  (ii) specify the Exercise Price, determined in accordance with section 5.3, for the Shares subject to the Option;

                  (iii) specify the Option Period determined in accordance with section 5.4;

                  (iv) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

                  (v) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Employee or an Eligible Director.


                  SECTION 5.2       SIZE OF OPTION.

                  Subject to section 3.1 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Employee or Eligible Director may be granted Options shall be determined by the Committee, in its discretion.


                  SECTION 5.3       EXERCISE PRICE.

                  The price per Share at which an Option granted to an Eligible Employee or Eligible Director shall be determined by the Committee, in its discretion; PROVIDED, HOWEVER, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.


                  SECTION 5.4       OPTION PERIOD.

                  Subject to section 5.5, the Option Period during which an Option granted to an Eligible Employee may be exercised shall commence on the date specified by the Committee in the Option agreement and shall expire on the date specified in the Option agreement or, if no date is specified, on the earliest of:

                  (a)      in the case of an Option granted to an Eligible
Employee:

                           (i) the close of business on the last day of the
                  three-month period commencing on the date of the Eligible Employee's termination of employment with the Employer, other than on account of death or Disability, Retirement or a Termination for Cause;

                           (ii) the close of business on the last day of the
                  one-year period commencing on the date of the Eligible Employee's termination of employment due to death, Disability or Retirement;



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                                       -8-


                           (iii) the date and time when the Eligible Employee
                  ceases to be an employee of the Employer due to a Termination for Cause; and

                           (iv) the last day of the ten-year period commencing
                  on the date on which the Option was granted; and

                  (b) in the case of an Option granted to an Eligible Director:

                           (i) removal for cause in accordance with the Employer's bylaws, or Termination for Cause; or

                           (ii) the last day of the ten-year period commencing
                  on the date on which the Option was granted.


                  SECTION 5.5       REQUIRED REGULATORY PROVISIONS.

                  Notwithstanding anything contained herein to the contrary:

                  (a) no Option shall be granted to an Eligible Employee or Eligible Director under the Plan prior to shareholder approval in accordance with section 8.10;

                  (b) subject to section 9.2, each Option granted to an Eligible Employee or Eligible Director shall become exercisable no more rapidly than as follows:

                           (i) prior to the first anniversary of the Effective
                  Date, an Option shall not be exercisable;

                           (ii) on and after the first anniversary, but prior to
                  the second anniversary, of the Effective Date, an Option may be exercised as to a maximum of twenty percent (20%) of the Shares subject to the Option when granted;

                           (iii) on and after the second anniversary, but prior
                  to the third anniversary, of the Effective Date, an Option may be exercised as to a maximum of forty percent (40%) of the Shares subject to the Option when granted, including in such forty percent (40%) any optioned Shares purchased prior to such second anniversary;

                           (iv) on and after the third anniversary, but prior to
                  the fourth anniversary, of the Effective Date, an Option may be exercised as to a maximum of sixty percent (60%) of the Shares subject to the Option when granted, including in such sixty percent (60%) any optioned Shares purchased prior to such third anniversary;

                           (v) on and after the fourth anniversary, but prior to
                  the fifth anniversary, of the Effective Date, an Option may be exercised as to a maximum of eighty percent (80%) of the Shares subject to the Option when granted, including in such eighty percent (80%) any optioned Shares purchased prior to such fourth anniversary; and

                           (vi) on and after the fifth anniversary of the
                  Effective Date and for the remainder of the Option Period, an Option may be exercised as to the entire number of optioned Shares not theretofore purchased;

         PROVIDED, HOWEVER, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death or Disability while in the service of an Employer.

                  (c) The Option Period of any Option granted hereunder, whether or not previously vested, shall be suspended as of the time and date at which the Option holder has received notice from the Board that his or her employment is subject to a possible Termination for Cause, or in the case of an Eligible Director, removal for cause in accordance with the Employer's by-laws. Such suspension shall remain in effect until the Option holder receives official notice from the Board that he or she has been cleared of any possible Termination for Cause, or in the case of an Eligible Director, removal for cause, at which time, the original Exercise Period shall be reinstated without any adjustment for the intervening suspended period. In the event that the Option Period under section 5.4 expires during such suspension, the Company shall pay to the Eligible Employee, within 30 days after his reinstatement as an employee of the Company, damages equal to the value of the expired Options (based on the Fair Market Value of a Share as of the expiration of the Option Period less the Exercise Price of such Options).

                  (d) No Option granted to an Eligible Employee or Eligible Director hereunder, whether or not previously vested, shall be exercised after the time and date at which the Option holder's services with the Employer are terminated in a Termination for Cause, or, in the case of an Eligible Director, removal for cause in accordance with the Employer's by-laws.


                  SECTION 5.6    ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK
                                 OPTIONS.

                  An Option granted to an Eligible Employee designated by the Committee to be an Incentive Stock Option shall be subject to the following limitations:

                  (a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first be come available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same

         Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and
         (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

                  (b) The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

                  (c) The Option Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Option Period that does not satisfy this requirement, the designated Option Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

                  (d) An Incentive Stock Option that is exercised during its designated Option Period but more than:

                           (i) three (3) months after the termination of
                  employment with the Company, a parent or a subsidiary (other than on account of disability within the meaning of section 22(e)(3) of the Code or death) of the Eligible Employee to whom it was granted; and

                           (ii) one (1) year after such individual's termination
                  of employment with the Company, a parent or a subsidiary due to disability (within the meaning of section 22(e)(3) of the Code) or death;

         may be exercised in accordance with the terms but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

                  (e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

                                   ARTICLE VI

                              OPTIONS -- IN GENERAl


                  SECTION 6.1       METHOD OF EXERCISE.

                  (a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; PROVIDED, HOWEVER, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

                  (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

                  (ii) delivering to the Committee full payment, consistent with section 6.1(b), for the Shares as to which the Option is to be exercised; and

                  (iii) satisfying such other conditions as may be prescribed in the Option agreement.

                  (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent permitted by the Committee, by one or more of the following: (i) in the form of Shares already owned by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid;
(ii) by requesting the Company to cancel without payment Options outstanding to such Person for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; or (iii) by a combination thereof. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                  (c) When the requirements of section 6.1(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 7.3.

                  SECTION 6.2       LIMITATIONS ON OPTIONS.

                  (a) An Option by its terms shall not be transferable by the Option holder other than to Family Members or Non-profit Organizations or by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of the Option holder, only by the Option holder, a Family Member or a Non-profit Organization. Any such transfer shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the transferor if the Option were issued to such transferor. If a privilege of the Option depends on the life, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein. Notwithstanding the foregoing, an Incentive Stock Option is not transferable by an Eligible Employee other than by will or the laws of descent and distribution, and is exercisable, during his lifetime, solely by him.

                  (b) The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to
(i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.



                                   ARTICLE VII

                            AMENDMENT AND TERMINATION


                  SECTION 7.1       TERMINATION.

                  The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option agreements evidencing such Options.

                  SECTION 7.2       AMENDMENT.

                  The Board may amend or revise the Plan in whole or in part at any time; PROVIDED, HOWEVER, that, to the extent required to comply with section 162(m) of the Code, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.


                  SECTION 7.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

                  (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option and the number of Shares available to any individual or group of individuals pursuant to section 3.1 shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of the Options shall be adjusted by dividing the Exercise Price by such number of Shares; PROVIDED, HOWEVER, that the Committee may, in its discretion, establish another appropriate method of adjustment.

                  (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding shall be converted into options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate exercise price and the value exchanged for outstanding Shares in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; PROVIDED, HOWEVER, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per optioned Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the Exercise Price of the Option being canceled.

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------


                  SECTION 8.1       STATUS AS AN EMPLOYEE BENEFIT PLAN.

                  This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory require ments of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.


                  SECTION 8.2       NO RIGHT TO CONTINUED EMPLOYMENT.

                  Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director or Eligible Employee any right to a continuation of his or her position as a director or employee of the Company. The Employers reserve the right to remove any Eligible Director or dismiss any Eligible Employee or otherwise deal with any Eligible Director or Eligible Employee to the same extent as though the Plan had not been adopted.


                  SECTION 8.3       CONSTRUCTION OF LANGUAGE.

                  Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.


                  SECTION 8.4       GOVERNING LAW.

                  The Plan shall be construed, administered and enforced according to the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The Plan shall be construed to comply with applicable FDIC Regulations.

                  SECTION 8.5       HEADINGS.

                  The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.


                  SECTION 8.6       NON-ALIENATION OF BENEFITS.

                  The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.


                  SECTION 8.7       TAXES.

                  The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount re quired to be withheld.


                  SECTION 8.8       NOTICES.

                  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Committee:

                           Hudson City Bancorp, Inc.
                           West 80 Century Road
                           Paramus, New Jersey  07652-1473

                           Attention:       Corporate Secretary

                  (b) If to an Option holder, to the Option holder's address as shown in the Employer's records.

                  SECTION 8.9       REQUIRED REGULATORY PROVISIONS.

                  The grant and settlement of Options under this Plan shall be conditioned upon and subject to compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.


                  SECTION 8.10      APPROVAL OF SHAREHOLDERS.

                  The Plan shall not be effective or implemented prior to July 13, 2000 unless approved by the holders of a majority of the total votes eligible to be cast at any duly called annual or special meeting of the Company, in which case the Plan shall be effective as of the later of (a) January 13, 2000 or (b) the date of such approval. If not effective prior to such one year anniversary, the Plan shall be effective on such later date as is specified by the Board. No Option shall be granted prior to the date on which the Plan becomes effective.


                                   ARTICLE IX
                                   ----------

          ADDITIONAL PROVISIONS SUBJECT TO FURTHER SHAREHOLDER APPROVAL
          -------------------------------------------------------------


                  SECTION 9.1 ACCELERATED VESTING UPON RETIREMENT OR CHANGE IN CONTROL.

                  Notwithstanding anything in the Plan to the contrary, but subject to section 9.3: (a) in the event that any Option holder terminates service with the Employer and such termination constitutes a Retirement, all Options outstanding to such holder on the date of his Retirement shall, to the extent not already exercisable, become exercisable upon Retirement; and (b) in the event of a Change in Control, all Options outstanding under the Plan on the date of the Change in Control shall, to the extent not already exercisable, become exercisable on the date of the Change in Control.


                  SECTION 9.2       DISCRETION TO ESTABLISH VESTING SCHEDULES.

                  Notwithstanding anything in the Plan to the contrary, but subject to section 9.3, section 5.5(b) shall apply in determining the exercisability of Options granted to Eligible Employees only if no different vesting schedule is established by the Committee and specified in the agreement evidencing an outstanding Option.


                  SECTION 9.3       NO EFFECT PRIOR TO SHAREHOLDER APPROVAL.

                  Notwithstanding anything contained in this Article IX to the contrary, the provisions of this Article IX shall not be applied, and shall be of no force or effect, unless and until the shareholders of the Company shall have approved such provisions by affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at a meeting of shareholders duly called and held after July 13, 2000.